EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 10-K, into Heska Corporation's previously filed Registration Statement File No. 333-30951, Registration Statement File No. 333-34111, Registration Statement File No. 333-47129, Registration Statement File No. 333-72155, Registration Statement File No. 333-39448, Registration Statement File No. 333-55112, Registration Statement File No. 333-55602, Registration Statement File No. 333-82096 and Registration Statement File No. 333-76374.



                                   /s/  ARTHUR ANDERSEN LLP




Denver, Colorado
April 1, 2002